                           MILBANK, TWEED, HADLEY & McCLOY
                              1 Chase Manhattan Plaza
                             New York, N.Y. 10005-1413
                                    ----------
                                   212-530-5000
                                  Fax 212-530-5219


                                       July 11, 1996


Interstate Power Company
1000 Main Street
Dubuque, Iowa  52004


            Re:  Federal Income Tax Consequences of the IPC Direct Merger

Dear Interstate Power Company:

         You have requested our opinion concerning material federal income tax consequences of the exchange by IPC stockholders of their IPC Common Stock for shares of Interstate Energy Common Stock (the "IPC Direct Merger"), pursuant to
(i) the Merger Agreement, dated as of November 10, 1995, as amended (the "Merger Agreement"), by and among Interstate Energy, Acquisition, and IPC, and (ii) the Form S-4 Registration Statement, filed by WPLH (to be renamed Interstate Energy) and New IPC on the date hereof (the "Registration Statement"). Capitalized terms used in this opinion and not otherwise defined have the meanings given to them in the Registration Statement.

         To effect this reorganization as a tax-free Internal Revenue Code of 1986 (the "Code") Section 368(a)(2)(E) "reverse subsidiary merger," IPC must hold, after the transaction, substantially all of its and Acquisition's properties, and IPC's former stockholders must receive Interstate Energy voting stock in exchange for a controlling stock interest in IPC. To satisfy the Code
Section 368(a)(2)(E) control requirement, Interstate Energy must acquire, in the merger, at least 80 percent of the total combined voting power of IPC plus at least 80 percent of the total number of shares of all other IPC stock classes.(1) Because the Merger Agreement contemplates IPC preferred

- ----------------------------
(1) Code Section 368(c); Boris I. Bittker & James S. Eustice, Federal Income Taxation of Corporations and Shareholders 12-5Q (6th ed. 1994) [hereinafter Bittker & Eustice].

stockholders will not participate in the IPC Direct Merger (I.E., the IPC preferred stock will remain outstanding), the "control" requirement will be met only if the IPC preferred stock is permanently made voting stock BEFORE the Effective Time and the preferred stock vote constitutes less than 20 percent of the total voting power. An IPC Charter Amendment permanently converting IPC non-voting preferred to IPC voting preferred BEFORE the IPC Direct Merger is consummated will enable Interstate Energy to acquire "control" because its acquisition of all the IPC voting Common Stock will constitute an acquisition of at least 80 percent of IPC's total combined voting power.(2)

         In rendering our opinion, we have examined and relied upon the accuracy and completeness of the facts, information, covenants, and representations contained in originals or copies, certified or otherwise identified to our satisfaction, of the Merger Agreement, the Joint Proxy Statement - Prospectus filed as part of the Registration Statement (the "Joint Proxy Statement - Prospectus"), and such other documents as we have deemed necessary or appropriate. In addition, we have relied upon representations made in certificates of IPC, Acquisition and WPLH (or Interstate Energy) officers (the "Certificates"). Our opinion is conditioned on, among other things, the accuracy of the facts, information, covenants and representations set forth in the Certificates, and their being true at the Effective Time.

         In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of documents. We have also assumed the transactions related to the Mergers or contemplated by the Merger Agreement will be consummated in accordance with the Merger Agreement and as described in the Joint Proxy Statement - Prospectus.

         The opinions set forth here are as of the date of this Letter and are subject in each case to the truth and accuracy as of the effective date of each of the Mergers of the representations stated here as being relied upon with respect to our opinions as to each Merger. In rendering our opinion, we have considered the applicable provisions of the Code, Treasury Regulations promulgated thereunder, pertinent judicial authorities, Internal Revenue Service interpretive rulings, and other authorities we considered relevant. We caution that statutes, regulations, judicial decisions and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A change in the authorities upon which our opinion is based could affect our conclusions.

- --------------------
(2) SEE Rev. Rul. 76-223, 1976-1 C.B. 103 (Target amended its corporate charter giving preferred stockholders permanent voting rights to satisfy the Code
    Section 368(c) control requirements, thereby meeting the "control" requirement so long as the vote was confirmed IMMEDIATELY PRECEDING the tax-free reorganization); SEE ALSO Treas. Reg. Section 1.368-2(j)(7), ex. 7 (1985); Martin D. Ginsburg & Jack S. Levin, Mergers, Acquisitions, and Buyouts 848 (July 1995); CF. Treas. Reg. Section 1.368-2(j)(7), ex. 3
    (1985).

IPC RECAPITALIZATION

         The IPC charter will be amended to convert IPC non-voting preferred stock to IPC voting preferred stock.

         Based upon the foregoing, our opinion is:

         1. Pursuant to the IPC Charter Amendment, no gain or loss will be recognized upon the exchange of IPC non-voting preferred stock for IPC voting preferred stock. Code Sections 368(a)(1)(E), 354 and 1036.(3)

         2. The tax basis of the IPC voting preferred stock received by an IPC stockholder will be the same as the stockholder's tax basis in the IPC non-
voting preferred stock exchanged.  Code Section 358(a)(1).

         3. The holding period of the IPC voting preferred stock received by an IPC stockholder will include the holding period of the IPC non-voting preferred stock exchanged, provided the shares of IPC non-voting preferred stock were held as a capital asset within the meaning of Code Section 1221. Code Section 1223(1).

IPC DIRECT MERGER

         Interstate Energy's wholly-owned subsidiary, Acquisition, will be merged with and into IPC. IPC will become an Interstate Energy subsidiary. Each outstanding share of IPC Common Stock will be converted into a right to receive 1.11 shares of Interstate Energy Common Stock. Each outstanding share of IPC Preferred Stock will remain outstanding and unchanged.

         Specifically, we have relied upon the following representations of IPC, Acquisition, and WPLH (or Interstate Energy) officers:

    - The fair market value of Interstate Energy common stock and other consideration received by each IPC stockholder will be approximately equal to the fair market value of the IPC common stock surrendered in the exchange.

    - There is no plan or intention by any IPC common stockholder who owns five percent or more of IPC common stock, and to the best of the knowledge of the IPC management, there is no plan or intention on the part of the remaining IPC common stockholders collectively to sell, exchange, or otherwise dispose of a number of shares of Interstate

- --------------------
(3) SEE Rev. Rul. 76-223, 1976-1 C.B. 103 (no gain or loss recognized under Code Section 1036 upon the exchange of non-voting preferred stock for voting preferred stock effected by a charter amendment).

         Energy stock received in the Merger that would reduce the IPC stockholders' ownership of Interstate Energy to a number of shares having a value, as of the date of the Merger, of less than 50 percent of the value of all of the formerly outstanding IPC common stock as of the same date. Shares of IPC common stock exchanged for cash or other property, surrendered by dissenters or exchanged for cash in lieu of fractional shares of Interstate Energy stock will be treated as outstanding IPC common stock on the Merger date. Moreover, shares of IPC common stock and shares of Interstate common stock held by IPC stockholders and otherwise sold, redeemed, or disposed of prior or subsequent to the transaction will be considered as having been disposed of in making this representation.(4)


    - Following the Merger, IPC will hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets and at least 90 percent of the fair market value of Acquisition's net assets and at least 70 percent of the fair market value of Acquisition's gross assets held immediately prior to the Merger. For purposes of this representation, amounts paid by IPC or Acquisition to dissenters, amounts paid by IPC or Acquisition to stockholders who receive cash or other property, amounts used by IPC or Acquisition to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by IPC will be included as assets of IPC or Acquisition, respectively, immediately prior to the Merger.(5)

    - Prior to the Merger, Interstate Energy will own at least 80 percent of the total combined voting power and at least 80 percent of the total number of shares of each other Acquisition stock class.

    - IPC has no plan or intention to issue additional shares of its stock that would result in Interstate Energy owning less than 80 percent of the total combined voting power and 80 percent of the total number of shares of each other IPC stock class.



- --------------------
(4) Rev. Rul. 66-224, 1966-2 C.B. 114 (50 percent equity continuity of interest, by value, found adequate); Rev. Proc. 77-37, 1977-2 C.B. 568 (Internal Revenue Service (the "IRS") considers contemporaneous sales and redemptions if part of the plan in making the continuity determination); Bittker & Eustice, SUPRA note 1, at 12-28 (IRS views a 50 percent continuity-of-equity interest by value as sufficient).

(5) Rev. Proc. 77-37, 1977-2 C.B. 568 (payments to dissenters, redemptions, and distributions other than regular, normal distributions immediately preceding the transfer as part of the plan will be considered assets held immediately prior to the transfer in determining the 70 percent gross asset and 90 percent net asset "substantially all" tests); Bittker & Eustice, SUPRA note 1, at 12-65 ("linked" threshold distributions must be considered in calculating the 70 percent gross asset and 90 percent net asset tests).

    - Interstate Energy has no plan or intention to reacquire any of its stock issued in the Merger.

    - Interstate Energy has no plan or intention to liquidate IPC; to merge IPC with or into another corporation; to sell or otherwise dispose of the stock of IPC except for transfers of stock to corporation controlled by Interstate Energy; or to cause IPC to sell or otherwise dispose of any of its assets or any of the assets acquired from Acquisition, except for dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by IPC.

    - Acquisition will have no liabilities assumed by IPC, and will not transfer to IPC any assets subject to liabilities, in the Merger.

    - Following the transaction, IPC will continue its historic business and use a significant portion of its historic business assets.(8)

    - Interstate Energy, Acquisition, IPC, and the stockholders of IPC will pay their respective expenses, if any, incurred in connection with the Merger.

    - There is no intercorporate indebtedness existing between Interstate Energy and IPC or between Acquisition and IPC that was issued, acquired, or will be settled at a discount.

    - As part of the overall plan and prior to the consummation of the IPC Direct Merger, the IPC Charter was amended to permanently give each share of IPC preferred stock outstanding one vote, voting together as one class with the IPC common stockholders except as otherwise required by law or as specifically provided in the IPC Charter, on all matters to come before a vote of the IPC stockholders.

    - In the Merger, shares of IPC stock representing at least 80 percent of the total combined voting power and at least 80 percent of the total number of shares of each other IPC stock class will be exchanged solely for voting stock of Interstate Energy. For purposes of this representation, shares of IPC stock exchanged for cash or other property originating with Interstate Energy will be treated as outstanding IPC stock on the date of the Merger.

    - At the time of the Merger, except for the Stock Option Agreements, IPC will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock of IPC that, if exercised or converted, would affect Interstate


- --------------------
(8) Treas. Reg. Section 1.368-1(d) (1980). SEE GENERALLY Bittker & Eustice, SUPRA note 1, at 12-204.

    Energy's acquisition or retention of at least 80 percent of the total combined voting power and at least 80 percent of the total number of shares of each other IPC stock class.

    - Interstate Energy does not own, nor has it owned during the past five years, any shares of the IPC stock.

    - No two parties to the Merger are regulated investment companies, real estate investment trusts, or a corporation fifty percent or more of the value of whose total assets are stock and securities, and eighty percent or more of the value of whose total assets are assets held for investment. In making the percentage determinations under the preceding sentence, stock and securities in any subsidiary corporation are disregarded and the parent corporation is deemed to own its ratable share of the subsidiary's assets, and a corporation is considered a subsidiary if the parent owns fifty percent or more of the combined voting power of all classes of stock entitled to vote or fifty percent or more of the total value of shares of all classes of stock outstanding.

    - On the date of the Merger, the fair market value of the assets of IPC will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

    - IPC is not under the jurisdiction of a court in a case under Title 11 of the United States Code or a receivership, foreclosure, or similar proceeding in a federal or state court.

    - The IPC Direct Merger will create the opportunity for more competitive rates over the long term and provide stockholders with an ownership interest in an entity with greater financial strength and financial flexibility.

    - Interstate Energy will be able to consolidate certain WPLH, IES, and IPC corporate and administrative functions, thereby eliminating duplicative positions, reduce other non-labor corporate and administrative expenses, and limit or avoid duplicative expenditures for administrative and customer service programs and information systems.

    - The combination of the three companies should result in decreased electric production costs through the joint dispatch of combined generation, transmission and distribution systems.

    - The combined companies should enjoy greater purchasing power for items such as fuel and transportation services and general and operational goods and services, and reduced inventories for standardized construction materials and supplies, operations and maintenance within the combined systems.

    - The combined companies will have enhanced marketing opportunities in the wholesale and interchange markets.

    - The increased geographic diversity of the three companies is expected to reduce the exposure to changes in economic, competitive, or climatic conditions in any given combined service territory sector.

    - The combined entity will be able to draw on a larger and more diverse mid-level and senior-level management pool to lead Interstate Energy forward in an increasingly competitive environment for the delivery of energy and should be better able to attract and retain the most qualified employees.

         Based upon the foregoing, our opinion is:

         1. The IPC Direct Merger will constitute a reorganization within the meaning of Code Section 368(a)(1)(A) and Code Section 368(a)(2)(E), and IPC, Acquisition, and Interstate Energy will each be a party to the reorganization within the meaning of Code Section 368(b).

         2. No gain or loss will be recognized by IPC, Interstate Energy, or Acquisition as a result of the IPC Direct Merger.

         3. No gain or loss will be recognized by an IPC stockholder who receives solely shares of Interstate Energy Common Stock in exchange for IPC Common Stock. Code Section 354(a)(1). An IPC Common stockholder who receives cash in lieu of fractional shares of Interstate Energy Common Stock will recognize gain or loss equal to the difference between the cash received and the tax basis allocated to the fractional share interest.(7) Any gain or loss recognized by a stockholder will constitute capital gain or loss, provided the stockholder's IPC Common Stock with respect to which gain or loss is recognized was held as a capital asset at the Effective Time.

         4. The tax basis of the Interstate Energy Common Stock received by an IPC stockholder will be the same as the stockholder's tax basis in the IPC Common Stock exchanged, reduced by the tax basis allocable to any fractional share interest in Interstate Energy Common Stock with respect to which cash is being received. Code Section 358(a)(1).

         5. The holding period of the Interstate Energy Common Stock received by a IPC stockholder will include the holding period or periods of the IPC

- --------------------
(7) SEE Rev. Rul. 66-365, 1966-2 C.B. 116 (cash in lieu of fractional shares treated as a distribution in full payment in exchange for the fractional share interest under Code Section 302(a)).

    Common Stock exchanged, provided the shares of IPC Common Stock were held as a capital asset within the meaning of Code Section 1221 at the Effective Time. Code Section 1223(1).

         6. No gain or loss will be recognized by IPC Preferred Stockholders, except that a stockholder of IPC Dissenting Shares who receives cash will recognize gain or loss equal to the difference between the cash received and the IPC Preferred Stockholder's tax basis in the IPC Dissenting Shares. The gain or loss recognized by an IPC Preferred Stockholder will constitute capital gain or loss, provided the IPC Preferred Stock was held as a capital asset at the Effective Time.

         Except as expressly set forth above, we express no opinion to any party as to the tax consequences, whether federal, state, local or foreign, of the Mergers or any transaction related to the Mergers or contemplated by the Merger Agreement or the Joint Proxy Statement - Prospectus. We are furnishing this opinion to you solely in connection with "The Mergers - Certain Federal Income Tax Consequences" section of the Joint Proxy Statement - Prospectus, which states IPC's obligation to effect the Mergers is conditioned on the delivery of this opinion. This opinion is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any purpose without our express prior written permission. We hereby consent to the reference to our Firm under the heading "The Mergers -- Certain Federal Income Tax Consequences" in the Prospectus and to the filing of this opinion as Exhibit 8.3 to the Registration Statement.


                             Very truly yours,


                             MILBANK, TWEED, HADLEY & McCLOY

RAJ/SF/SAR

                           MILBANK, TWEED, HADLEY & McCLOY
                              1 Chase Manhattan Plaza
                             New York, N.Y. 10005-1413
                                    ----------
                                   212-530-5000
                                  Fax 212-530-5219


                                   July 11, 1996


Interstate Power Company
1000 Main Street
Dubuque, Iowa  52004


         Re:  Federal Income Tax Consequences of the
              IPC Reincorporation Merger and IPC Merger

Dear Interstate Power Company:

         You have requested our opinion concerning material federal income tax consequences of the exchange by IPC stockholders of IPC Common and Preferred Stock for shares of New IPC Common and Preferred Stock (the "IPC Reincorporation Merger") and the exchange by New IPC stockholders of their New IPC Common Stock for shares of Interstate Energy Common Stock (the "IPC Merger"), pursuant to (i) the Merger Agreement, dated as of November 10, 1995, as amended (the "Merger Agreement"), by and among Interstate Energy, Acquisition, IPC, and New IPC, and
(ii) the Form S-4 Registration Statement, filed by WPLH (to be renamed Interstate Energy) and New IPC on the date hereof (the "Registration Statement"). Capitalized terms used in this opinion and not otherwise defined have the meanings given to them in the Registration Statement.

         To effect this reorganization as a tax-free Internal Revenue Code of 1986 (the "Code") Section 368(a)(2)(E) "reverse subsidiary merger," New IPC must hold, after the transaction, substantially all of its and Acquisition's properties, and New IPC's former stockholders must receive Interstate Energy voting stock in exchange for a controlling stock interest in New IPC. To satisfy the Code Section 368(a)(2)(E) control requirement, Interstate Energy must acquire, in the merger, at least 80 percent of the total combined voting power of New IPC plus at least 80 percent of the total number of shares of all other New IPC stock classes.(1) Because the Merger Agreement contemplates New IPC preferred stockholders will not participate in the IPC Merger (I.E., the New IPC preferred stock will remain outstanding), the "control" requirement will be met only if the New IPC preferred stock is permanently made voting stock BEFORE the Effective Time and the preferred stock vote constitutes less than 20 percent of the total voting power. An IPC Charter Amendment permanently converting IPC non-voting preferred to New IPC voting preferred BEFORE the IPC Merger is consummated will enable Interstate Energy to acquire "control" because its acquisition of all the New IPC voting Common Stock will constitute an acquisition of at least 80 percent of New IPC's total combined voting power.(2)

         In rendering our opinion, we have examined and relied upon the accuracy and completeness of the facts, information, covenants, and representations contained in originals or copies, certified or otherwise identified to our satisfaction, of the Merger Agreement, the Joint Proxy Statement - Prospectus filed as part of the Registration Statement (the "Joint Proxy Statement - Prospectus"), and other documents we have deemed necessary or appropriate. In addition, we have relied upon representations made in certificates of IPC, New IPC, Acquisition and WPLH (or Interstate Energy) officers (the "Certificates"). Our opinion is conditioned on, among other things, the accuracy of the facts, information, covenants and representations set forth in the Certificates, and their being true at the Effective Time.

         In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of those documents. We have also assumed the transactions related to the Mergers or contemplated by the Merger Agreement will be consummated in accordance with the Merger Agreement and as described in the Joint Proxy Statement - Prospectus.

         The opinions set forth here are as of the date of this Letter and are subject in each case to the truth and accuracy as of the effective date of each of the Mergers of the representations stated here as being relied upon with respect to our opinions as to each Merger. In rendering our opinion, we have considered the applicable provisions of the Code, Treasury Regulations promulgated thereunder, pertinent judicial authorities, Internal Revenue Service interpretive rulings, and other

- --------------------
(1) Code Section 368(c); Boris I. Bittker & James S. Eustice, Federal Income Taxation of Corporations and Shareholders 12-50 (6th ed. 1994) [hereinafter Bittker & Eustice].

(2) SEE Rev. Rul. 76-223, 1976-1 C.B. 103 (Target amended its corporate charter giving preferred stockholders permanent voting rights to satisfy the Code
    Section 368(c) control requirements, thereby meeting the "control" requirement so long as the vote was confirmed IMMEDIATELY PRECEDING the tax-free reorganization); SEE ALSO Treas. Reg. Section 1.368-2(j)(7), ex. 7 (1985); Martin D. Ginsburg & Jack S. Levin, Mergers, Acquisitions, and Buyouts 848 (July 1995); CF. Treas. Reg. Section 1.368-2(j)(7), ex. 3
    (1985).

authorities we considered relevant. We caution that statutes, regulations, judicial decisions and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A change in the authorities upon which our opinion is based could affect our conclusions.


IPC RECAPITALIZATION

         The IPC charter will be amended to convert IPC non-voting preferred stock to IPC voting preferred stock.

         Based upon the foregoing, our opinion is:

         1. Pursuant to the IPC Charter Amendment, no gain or loss will be recognized upon the exchange of IPC non-voting preferred stock for IPC voting preferred stock. Code Sections 368(a)(1)(E), 354 and 1036.(3)

         2. The tax basis of the IPC voting preferred stock received by an IPC stockholder will be the same as the stockholder's tax basis in the IPC non-voting preferred stock exchanged. Code Section 358(a)(1).

         3. The holding period of the IPC voting preferred stock received by an IPC stockholder will include the holding period of the IPC non-voting preferred stock exchanged, provided the shares of IPC non-voting preferred stock were held as a capital asset within the meaning of Code Section 1221. Code Section 1223(1).


IPC REINCORPORATION MERGER

         IPC will be merged with and into New IPC (a newly formed corporation without any material assets) in a tax-free reorganization described in Code
Section 368(a)(1)(A) and Code Section 368(a)(1)(F), whereby (i) each outstanding share of IPC common stock, par value $3.50 pershare, will be converted into one share of New IPC common stock, par value $3.50 per share, and (ii) each outstanding share of IPC preferred stock (other than shares held by IPC preferred stockholders perfecting dissenters' rights under Delaware law), par value $50 per share, will be converted into


- --------------------
(3) SEE Rev. Rul. 76-223, 1976-1 C.B. 103 (no gain or loss recognized under Code Section 1036 upon the exchange of non-voting preferred stock for voting preferred stock effected by a charter amendment).

(4) SEE Rev. Rul. 57-276, 1957-1 C.B. 126 (a merger of a corporation into a newly organized corporation, incorporated in a different state, qualified as a reorganization under Code Section 368(a)(1)(A) and Code Section 368(a)(1)(F)) and Rev. Rul. 79-250, 1979-2 C.B. 156 (a shift of the corporate charter from one state to another with no resulting change in stockholders or their proprietary interests satisfies the requirements of a Code Section 368(a)(1)(F) reorganization).

one share of New IPC preferred stock, par value $50 per share, with terms (including dividend rates) and designations under New IPC's Articles of Incorporation substantially identical to those of IPC's Preferred Stock under IPC's Restated Certificate of Incorporation, including the additional voting rights proposed to be approved at the IPC annual meeting.

         In rendering our opinion, we have relied upon the following representations of IPC officers:

    - The fair market value of the New IPC stock and other consideration received by each IPC stockholder will be approximately equal to the fair market value of the IPC stock surrendered in the exchange.

    - Immediately following consummation of the transaction, the IPC stockholders will own all of the outstanding New IPC stock and will own the stock solely by reason of their IPC stock ownership immediately prior to the transaction.

    - At the time of the transaction, except for the Stock Option Agreements, IPC will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could require IPC stock.

    - Immediately following consummation of the transaction, New IPC will possess the same assets and liabilities, except for assets used to pay dissenters to the transaction, and assets used to pay expenses incurred in connection with the transaction, as those possessed by IPC immediately prior to the transaction. Assets used to pay expenses, assets used to pay dissenters to the transaction, and all redemptions and distributions (except for regular, normal dividends) made by IPC immediately preceding the transaction will, in the aggregate, constitute less than one percent of the IPC net assets. Dissenting stockholders own less than one percent of the IPC stock.

    - There is no plan or intention by any IPC stockholder who owns five percent or more of IPC stock, and to the best of the knowledge of the IPC management, there is no plan or intention on the part of the remaining IPC stockholders collectively to sell, exchange, or otherwise dispose of a number of shares of New IPC received in the transaction that would reduce the IPC stockholders' ownership of New IPC stock to a number of shares having a value, as of the date of the transaction, of less than 50 percent of the value of all the formerly outstanding IPC stock as of the same date, except as to the exchange of New IPC Common Stock for Interstate Energy Common Stock in the subsequent

         IPC Merger.(5) Shares of IPC stock exchanged for cash or other property, surrendered by dissenters, or exchanged for cash in lieu of fractional shares of New IPC will be treated as outstanding IPC stock on the date of the transaction. Moreover, shares of IPC stock and shares of New IPC stock held by IPC stockholders and otherwise sold, redeemed, or disposed of prior or subsequent to the transaction will be considered as having been disposed of in making this representation.(6)

    - New IPC has no plan or intention to reacquire any of its stock issued in the transaction.

    - New IPC has no plan or intention to issue additional New IPC stock following the transaction.

    - The IPC liabilities assumed by New IPC and the liabilities, if any, to which the transferred assets of IPC are subject were incurred by IPC in the ordinary course of its business and are associated with the assets transferred.

    - Following the transaction, New IPC will continue the historic business of IPC and use a significant portion of IPC's historic assets.(7)

    - New IPC has no plan or intention to sell or otherwise dispose of any IPC assets acquired in the transaction, except for dispositions made in the ordinary course of business.

    - New IPC, IPC, and IPC stockholders will pay their respective expenses, if any, incurred in connection with the transaction.

    - There is no intercorporate indebtedness existing between IPC and New IPC that was issued, acquired, or will be settled at a discount.

    - No two parties to the transaction are regulated investment companies, real estate investment trusts, or corporations fifty percent or more of the


- --------------------

(5) SEE Rev. Rul. 79-250, 1979-2 C.B. 156 (a forward subsidiary merger followed by a reincorporation merger qualified as a reorganization described in Code
    Section 368(a)(2)(D) and Code Section 368(a)(1)(F), respectively).

(6) Rev. Rul. 66-224, 1966-2 C.B. 114 (50 percent equity continuity of interest, by value, found adequate); Rev. Proc. 77-37, 1977-2 C.B. 568 (Internal Revenue Service (the "IRS") considers contemporaneous sales and redemptions if part of the plan in making the continuity determination); Bittker & Eustice, SUPRA note 1, at 12-28 (IRS views a 50 percent continuity-of-equity interest by value as sufficient).

(7) Treas. Reg. Section 1.368-1(d) (1980). SEE GENERALLY Bittker & Eustice, SUPRA note 1, at 12-204.

         value of whose total assets are stock and securities, and eighty percent of more of the value of whose total assets are assets held for investment. In making the percentage determinations under the preceding sentence, stock and securities in any subsidiary corporation are disregarded and the parent corporation is deemed to own its ratable share of the subsidiary's assets, and a corporation is considered a subsidiary if the parent owns fifty percent or more of the combined voting power of all classes of stock entitled to vote or fifty percent or more of the total value of shares of all classes of stock outstanding.

    - IPC is not under the jurisdiction of a court in a case under Title 11 of the United States Code or a receivership, foreclosure, or similar proceeding in a federal or state court.

    - The fair market value of the IPC assets transferred to New IPC will equal or exceed the sum of the liabilities assumed by New IPC plus the amount of liabilities, if any, to which the transferred assets are subject.


         Based upon the foregoing, our opinion is:

         1. The IPC Reincorporation Merger will constitute a reorganization within the meaning of Code Section 368(a)(1)(A) and Code Section 368(a)(1)(F), and IPC and New IPC will each be a party to the reorganization with the meaning of Code Section 368(b).

         2. No gain or loss will be recognized by IPC Preferred Stockholders and IPC Common Stockholders upon their exchange of IPC Preferred Stock and IPC Common Stock for New IPC Preferred Stock and New IPC Common Stock, respectively, pursuant to the IPC Reincorporation Merger. Code Section
    354. A holder of IPC Dissenting Shares who receives cash instead of stock will recognize gain or loss equal to the difference between the cash received and the stockholder's tax basis in the IPC Dissenting Shares. Any gain or loss recognized by a stockholder will constitute capital gain or loss, provided the stockholder's IPC Preferred Stock or IPC Common Stock with respect to which gain or loss is recognized was held as a capital asset at the IPC Reincorporation Merger Effective Time.

         3. No gain or loss will be recognized by IPC or New IPC as a result of the IPC Reincorporation Merger. Code Section 361.

         4. The tax basis of the New IPC Preferred Stock and New IPC Common Stock received by an IPC stockholder will be the same as the stockholder's tax basis in the IPC Preferred Stock and IPC Common Stock that was exchanged pursuant to the IPC Reincorporation Merger. Code Section 358(a)(1).

         5. The holding period of the New IPC Preferred Stock and New IPC Common Stock received by an IPC stockholder will include the stockholder's holding period of the IPC Preferred Stock or IPC Common Stock exchanged pursuant to the IPC Reincorporation Merger, provided the IPC Preferred Stock or IPC Common Stock was held by the IPC stockholder as a capital asset within the meaning of Code Section 1221 at the IPC Reincorporation Merger Effective Time. Code Section 1223(1).


IPC MERGER

         Interstate Energy's wholly-owned subsidiary, Acquisition, will be merged with and into New IPC. New IPC will become an Interstate Energy subsidiary. Each outstanding share of New IPC Common Stock will be converted into a right to receive 1.11 shares of Interstate Energy Common Stock. Each outstanding share of New IPC Preferred Stock will remain outstanding and unchanged.

         Specifically, we have relied upon the following representations of New IPC, Acquisition, and WPLH (or Interstate Energy) officers:

    - The fair market value of Interstate Energy common stock and other consideration received by each New IPC stockholder will be approximately equal to the fair market value of the New IPC common stock surrendered in the exchange.

    - There is no plan or intention by any New IPC common stockholder who owns five percent or more of New IPC common stock, and to the best of the knowledge of the New IPC management, there is no plan or intention on the part of the remaining New IPC common stockholders collectively to sell, exchange, or otherwise dispose of a number of shares of Interstate Energy stock received in the Merger that would reduce the New IPC stockholders' ownership of Interstate Energy to a number of shares having a value, as of the date of the Merger, of less than 50 percent of the value of all of the formerly outstanding New IPC common stock as of the same date. Shares of New IPC common stock exchanged for cash or other property, surrendered by dissenters or exchanged for cash in lieu of fractional shares of Interstate Energy stock will be treated as outstanding New IPC common stock on the Merger date. Moreover, shares of IPC common stock and shares of Interstate common stock held by New IPC stockholders and otherwise sold, redeemed, or disposed of prior or subsequent to the transaction will be considered as having been disposed of in making this representation.(8)


- --------------------

(8) SEE note 6, SUPRA.

    - Following the Merger, New IPC will hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets and at least 90 percent of the fair market value of Acquisition's net assets and at least 70 percent of the fair market value of Acquisition's gross assets held immediately prior to the Merger. For purposes of this representation, amounts paid by New IPC or Acquisition to dissenters, amounts paid by New IPC or Acquisition to stockholders who receive cash or other property, amounts used by New IPC or Acquisition to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by New IPC will be included as assets of New IPC or Acquisition, respectively, immediately prior to the Merger.(9)

    - Prior to the Merger, Interstate Energy will own at least 80 percent of the total combined voting power and at least 80 percent of the total number of shares of each other Acquisition stock class.

    - New IPC has no plan or intention to issue additional shares of its stock that would result in Interstate Energy owning less than 80 percent of the total combined voting power and 80 percent of the total number of shares of each other New IPC stock class.

    - Interstate Energy has no plan or intention to reacquire any of its stock issued in the Merger.

    - Interstate Energy has no plan or intention to liquidate New IPC; to merge New IPC with or into another corporation; to sell or otherwise dispose of the stock of New IPC except for transfers of stock to corporations controlled by Interstate Energy; or to cause New IPC to sell or otherwise dispose of any of its assets or any of the assets acquired from Acquisition, except for dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by New IPC.

    - Acquisition will have no liabilities assumed by New IPC, and will not transfer to New IPC any assets subject to liabilities, in the Merger.

    - Following the transaction, New IPC will continue its historic business and use a significant portion of its historic business assets.(10)


- --------------------

(9) Rev. Proc. 77-37, 1977-2 C.B. 568 (payments to dissenters, redemptions, and distributions other than regular, normal distributions immediately preceding the transfer as part of the plan will be considered assets held immediately prior to the transfer in determining the 70 percent gross asset and 90 percent net asset "substantially all" tests); Bittker & Eustice, SUPRA note 1, at 12-65 ("linked" threshold distributions must be considered in calculating the 70 percent gross asset and 90 percent net asset tests).

(10)     SEE note 7, SUPRA.

    - Interstate Energy, Acquisition, New IPC, and the stockholders of New IPC will pay their respective expenses, if any, incurred in connection with the Merger.

    - There is no intercorporate indebtedness existing between Interstate Energy and New IPC or between Acquisition and New IPC that was issued, acquired, or will be settled at a discount.

    - As part of the overall plan and prior to the consummation of the IPC Merger, the IPC Charter was amended to permanently give each share of IPC preferred stock outstanding one vote, voting together as one class with the IPC common stockholders except as otherwise required by law or as specifically provided in the IPC Charter, on all matters to come before a vote of the IPC stockholders.

    - In the Merger, shares of New IPC stock representing at least 80 percent of the total combined voting power and at least 80 percent of the total number of shares of each other New IPC stock class will be exchanged solely for voting stock of Interstate Energy. For purposes of this representation, shares of New IPC stock exchanged for cash or other property originating with Interstate Energy will be treated as outstanding New IPC stock on the date of the Merger.

    - At the time of the Merger, except for the Stock Option Agreements, New IPC will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock of New IPC that, if exercised or converted, would affect Interstate Energy's acquisition or retention of at least 80 percent of the total combined voting power and at least 80 percent of the total number of shares of each other New IPC stock class.

    - Interstate Energy does not own, nor has it owned during the past five years, any shares of the New IPC stock.

    - No two parties to the Merger are regulated investment companies, real estate investment trusts, or a corporations fifty percent or more of the value of whose total assets are stock and securities, and eighty percent or more of the value of whose total assets are assets held for investment. In making the percentage determinations under the preceding sentence, stock and securities in any subsidiary corporation are disregarded and the parent corporation is deemed to own its ratable share of the subsidiary's assets, and a corporation is considered a subsidiary if the parent owns fifty percent or more of the combined voting power of all classes of stock entitled to vote or fifty percent or more of the total value of shares of all classes of stock outstanding.

    - On the date of the Merger, the fair market value of the assets of New IPC will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

    - New IPC is not under the jurisdiction of a court in a case under Title 11 of the United States Code or a receivership, foreclosure, or similar proceeding in a federal or state court.

    - The IPC Merger will create the opportunity for more competitive rates over the long term and provide stockholders with an ownership interest in an entity with greater financial strength and financial flexibility.

    - Interstate Energy will be able to consolidate certain WPLH, IES, and New IPC corporate and administrative functions, thereby eliminating duplicative positions, reduce other non-labor corporate and administrative expenses, and limit or avoid duplicative expenditures for administrative and customer service programs and information systems.

    - The combination of the three companies should result in decreased electric production costs through the joint dispatch of combined generation, transmission and distribution systems.

    - The combined companies should enjoy greater purchasing power for items such as fuel and transportation services and general and operational goods and services, and reduced inventories for standardized construction materials and supplies, operations and maintenance within the combined systems.

    - The combined companies will have enhanced marketing opportunities in the wholesale and interchange markets.

    - The increased geographic diversity of the three companies is expected to reduce the exposure to changes in economic, competitive, or climatic conditions in any given combined service territory sector.

    - The combined entity will be able to draw on a larger and more diverse mid-level and senior-level management pool to lead Interstate Energy forward in an increasingly competitive environment for the delivery of energy and should be better able to attract and retain the most qualified employees.

         Based upon the foregoing, our opinion is:

         1. The IPC Merger will constitute a reorganization within the meaning of Code Section 368(a)(1)(A) and Code Section 368(a)(2)(E), and New IPC, Acquisition, and Interstate Energy will each be a party to the reorganization within the meaning of Code Section 368(b).

         2. No gain or loss will be recognized by New IPC, Interstate Energy, or Acquisition as a result of the IPC Merger.

         3. No gain or loss will be recognized by a New IPC stockholder who receives solely shares of Interstate Energy Common Stock in exchange for New IPC Common Stock. Code Section 354(a)(1). A New IPC Common stockholder who receives cash in lieu of fractional shares of Interstate Energy Common Stock will recognize gain or loss equal to the difference between the cash received and the tax basis allocated to the fractional share interest.(11) Any gain or loss recognized by a stockholder will constitute capital gain or loss, provided the stockholder's New IPC Common Stock with respect to which gain or loss is recognized was held as a capital asset at the Effective Time.

         4. The tax basis of the Interstate Energy Common Stock received by an New IPC stockholder will be the same as the stockholder's tax basis in the New IPC Common Stock exchanged, reduced by the tax basis allocable to any fractional share interest in Interstate Energy Common Stock with respect to which cash is being received. Code Section 358(a)(1).

         5. The holding period of the Interstate Energy Common Stock received by a New IPC stockholder will include the holding period or periods of the New IPC Common Stock exchanged, provided the shares of New IPC Common Stock were held as a capital asset within the meaning of Code Section 1221 at the Effective Time. Code Section 1223(1).

         6.  No gain or loss will be recognized by New IPC Preferred
    Stockholders.

         Except as expressly set forth above, we express no opinion to any party as to the tax consequences, whether federal, state, local or foreign, of the Mergers or any transaction related to the Mergers or contemplated by the Merger Agreement or the Joint Proxy Statement - Prospectus. We are furnishing this opinion to you solely in connection with "The Mergers - Certain Federal Income Tax Consequences" section of the Joint Proxy Statement - Prospectus, which states New IPC's obligation to effect the Mergers is conditioned on the delivery of this opinion. This opinion is solely for your benefit and is not to be used, circulated, quoted or otherwise referred


- --------------------
(11) SEE Rev. Rul. 66-365, 1966-2 C.B. 116 (cash in lieu of fractional shares treated as a distribution in full payment in exchange for the fractional share interest under Code Section 302(a)).

to for any purpose without our express prior written permission. We hereby consent to the reference to our Firm under the heading "The Mergers -- Certain Federal Income Tax Consequences" in the Prospectus and to the filing of this opinion as Exhibit 8.3 to the Registration Statement.


                                  Very truly yours,

                        /s/ Milbank, Tweed, Hadley & McCloy


RAJ/SF/SAR